Press Release

CONTACTS:
Tom Liguori	Annie Leschin
Advanced Energy Industries, Inc.	Advanced Energy Industries, Inc.
970.407.6570	970.407.6555
tom.liguori@aei.com	ir@aei.com

Advanced Energy to Initiate Accelerated Share Repurchase Program

FORT COLLINS, Colo., November 6, 2015 - Advanced Energy Industries, Inc. (Nasdaq: AEIS) announced today it has entered into an Accelerated Share Repurchase (“ASR”) program in keeping with the company's overall capital deployment strategy, as described in its press release dated September 16, 2015.
The company has entered into an accelerated stock repurchase arrangement with Morgan Stanley & Co. LLC pursuant to a Fixed Dollar Accelerated Share Repurchase Transaction (“ASR Agreement”) to purchase approximately $50 million of shares of its common stock. The ASR Agreement will facilitate repurchases under the previously announced $150 million stock repurchase program.
The terms of the ASR Agreement provide for calculation of the final number of shares to be repurchased based generally on the average of the daily volume-weighted average prices of the company’s common stock during the term of the transaction, less a discount and subject to adjustments pursuant to the terms and conditions of the ASR Agreement. At settlement, under certain circumstances, the terms of the ASR Agreement provide for Morgan Stanley to deliver additional shares of common stock to the company, or under certain circumstances, the terms of the ASR Agreement provide for the company to deliver shares of common stock or to make a cash payment, at its election, to Morgan Stanley. The ASR Agreement contains certain terms customary for agreements of this type, including provisions for adjustments upon the occurrence of certain corporate transactions or market events and the circumstances under which the ASR Agreement may be extended or terminated early or adjusted in other respects.
The company anticipates completion of the ASR program in the first half of 2016.
The company may implement the remaining portion of its $150 million stock repurchase program through open market purchases or privately negotiated transactions, including but not limited to issuer repurchase plans, additional accelerated stock repurchase arrangements or otherwise.

About Advanced Energy
Advanced Energy (Nasdaq: AEIS) is a global leader in innovative power and control technologies for high-growth, precision power solutions for thin films processes and industrial applications. Advanced Energy is headquartered in Fort Collins, Colorado, with dedicated support and service locations around the world. For more information, go to www.advanced-energy.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Words such as "may" and "anticipate(s)" and similar expressions are intended to identify forward-looking statements, which generally are not historical in nature. Forward-looking statements include, but are not limited to, statements concerning the company’s capital allocation strategy and share repurchase program, future events pursuant to the ASR Agreement and any effects, results and other matters relating thereto, including the amount of any transactions thereunder, and other statements that do not relate strictly to historical or current facts. Although the company’s management believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. These statements can be affected by inaccurate assumptions and by known and unknown risks and uncertainties that are difficult to predict or beyond the company’s control, including, among others, the terms of the ASR Agreement and factors affecting the final number and price of shares to be purchased under the ASR Agreement, including the volume-weighted average stock price of the company’s common stock and actions by Morgan Stanley with respect to such arrangement, events and transactions that could result in termination of the ASR Agreement and the decision to enter into alternative transactions to those described in this press release; the amount of shares purchased under the company’s share repurchase program (the adoption of which did not, other than through the ASR Agreement, obligate the company to acquire any specific number of shares), which may be modified and terminated; market conditions; and other risks and uncertainties detailed in the company’s SEC reports and any other documents that the company files with the Securities and Exchange Commission (SEC). Additional factors and risks are described in Advanced Energy's Form 10-K, Forms 10-Q and other reports and statements filed with the Securities and Exchange Commission. These reports and statements are available on the SEC's website at www.sec.gov. Copies may also be obtained from Advanced Energy's website at www.advancedenergy.com or by contacting Advanced Energy's investor relations at 970-407-6555. Forward-looking statements are made and based on information available to the company on the date of this press release. The company assumes no obligation to update the information in this press release.
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